Exhibit 99.1

Dave Reports Fourth Quarter and Fiscal Year 2021 Financial Results

Provides Fiscal Year 2022 Outlook

LOS ANGELES, CA – March 21, 2022 – Dave Inc. (Nasdaq: DAVE), a banking app on a mission to build products that level the financial playing field, today reported its financial results for the fourth quarter and fiscal year ended December 31, 2021.

“We are pleased with our fourth quarter results, capping off a transformational 2021 for Dave. We reported total operating revenues of $41.2 million in the fourth quarter and now have over 6 million members in the US,” said Jason Wilk, Co-Founder and Chief Executive Officer of Dave. “Our transition in January 2022 to a public company was a significant milestone as we continue on our journey to build products that level the financial playing field. In 2022, we are really excited to continue investing behind the attractive opportunities we see in the market and our growth algorithm.”

Fourth Quarter 2021 Highlights:

•	Added 440,000 Net New Members, bringing the total to 6 million Total Members

•	1.51 million Monthly Transacting Members

•	4.5 Transactions Per Monthly Transacting Member

•	GAAP operating revenues, net of $41.2 million, compared to $35.5 million in the fourth quarter of 2020

•	Non-GAAP operating revenues* of $42.2 million, compared to $36.5 million in the fourth quarter of 2020

•	Non-GAAP variable profit margin* of 48%, consistent with the fourth quarter of 2020

•	Net loss of $15.2 million, compared to $34.6 million in the fourth quarter of 2020

•	Adjusted EBITDA* of $(12.6) million, compared to $(9.1) million in the fourth quarter of 2020

Dave defines Net New Members as the number of new Members who join the Dave platform in given period by connecting an existing bank account to the Dave service or by opening a new Dave Banking account, net of the number of accounts deleted by Members or closed by the Company in the same period. Total Members is defined as the number of unique Members that have either connected an existing bank account to the Dave service or have opened a Dave Banking account, less the number of accounts deleted by Members or closed by Dave, as measured at the end of a period. The number Monthly Transacting Members represents the unique number of Members who have made a funding, spending, ExtraCash or subscription transaction within a particular month, measured as the average over a given period. Transactions Per Monthly Transacting Member measures the average number of transactions initiated per Monthly Transacting Member in each month, measured as the average of a given period.

Fiscal Year 2021 Highlights:

•	GAAP operating revenues, net of $153.0 million, compared to $121.8 million in 2020

•	Non-GAAP operating revenues* of $157.6 million, compared to $125.4 million in 2020

•	Non-GAAP variable profit margin* of 53%, compared to 59% in 2020

•	Net loss of $20.0 million, compared to $7.0 million in 2020

•	Adjusted EBITDA* of $(36.5) million, compared to $1.9 million in 2020

*	See reconciliation of the non-GAAP measures at the end of the press release.

Fiscal Year 2022 Outlook:

The Company expects:

•	Non-GAAP operating revenues between $200 million and $230 million

•	Non-GAAP variable profit margin between 44% and 48%

Conference Call

Dave will host a conference call and webcast to discuss fourth quarter and fiscal year 2021 financial results and business operations updates today at 5:00 pm ET. Hosting the call will be Jason Wilk, Co-Founder and Chief Executive Officer, and Kyle Beilman, Chief Financial Officer. The conference call will be webcast live from the Company’s investor relations website at https://investors.dave.com/. A replay will be available on the investor relations website following the call.

About Dave

Dave is a banking app on a mission to build products that level the financial playing field. Dave’s financial tools, including its debit card and spending account, help millions of customers bank, budget, avoid overdraft fees, find work and build credit. For more information, visit www.dave.com.

Forward-Looking Statements

This press release includes forward-looking statements, which are subject to the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “feel,” “believes,” expects,” “estimates,” “projects,” “intends,” “should,” “is to be,” or the negative of such terms, or other comparable terminology and include, among other things, the quotations of our Chief Executive Officer and statements regarding Dave’s future performance and other future events that involve risks and uncertainties. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein due to many factors, including, but not limited to: the ability of Dave to compete in its highly competitive industry; the ability of Dave to keep pace with the rapid technological developments in its industry and the larger financial services industry; the ability of Dave to manage its growth as a public company; disruptions to Dave’s operations as a result of becoming a public company; the ability of Dave to protect intellectual property and trade secrets; changes in applicable laws or regulations and extensive and evolving government regulations that impact operations and business; the ability to attract or maintain a qualified workforce; level of product service failures that could lead Dave members to use competitors’ services; investigations, claims, disputes, enforcement actions, litigation and/or other regulatory or legal proceedings; the effects of the COVID-19 pandemic on Dave’s business; the possibility that Dave may be adversely affected by other economic, business, and/or competitive factors; and those factors discussed in Dave’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on January 11, 2022 and subsequent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q under the heading “Risk Factors,” filed with the SEC and other reports and documents Dave files from time to time with the SEC. Any forward-looking statements speak only as of the date on which they are made, and Dave undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

Non-GAAP Financial Information

This press release contains references to Adjusted EBITDA, non-GAAP operating revenues, non-GAAP operating expenses, non-GAAP variable profit and non-GAAP variable profit margin of Dave, which are adjusted from results based on generally accepted accounting principles in the United States (“GAAP”)

and exclude certain expenses, gains and losses. The Company defines and calculates Adjusted EBITDA as net loss attributable to Dave before the impact of interest income or expense, provision for income taxes, depreciation and amortization, and adjusted to exclude legal settlement and litigation expenses, other strategic financing and transaction expenses, stock-based compensation expense, and certain other non-core items. The Company defines and calculates non-GAAP operating revenues as operating revenues, net excluding direct loan origination costs and ATM fees. The Company defines and calculates non-GAAP operating expenses as operating expenses excluding non-variable operating expenses. The Company defines non-variable operating expenses as all advertising and marketing operating expenses, compensation and benefits operating expenses, and certain operating expenses (legal, rent, technology/infrastructure, depreciation, amortization, charitable contributions, other operating expenses, one-time Member account activation costs and non-recurring Dave Banking expenses). The Company defines and calculates non-GAAP variable profit as non-GAAP operating revenues excluding non-GAAP operating expenses. The Company defines and calculates non-GAAP variable profit margin as non-GAAP variable profit as a percent of non-GAAP operating revenues.

These non-GAAP financial measures are provided to enhance the user’s understanding of our prospects for the future and the historical performance for the context of the investor. The Company’s management team uses these non-GAAP financial measures in assessing performance, as well as in planning and forecasting future periods. These non-GAAP financial measures are not computed according to GAAP and the methods the Company uses to compute them may differ from the methods used by other companies. Non-GAAP financial measures are supplemental, should not be considered a substitute for financial information presented in accordance with GAAP and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

Refer to the attached financial supplement for a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP measures for the three and twelve months ended December 31, 2021 and 2020.

Dave

Media

press@dave.com

Investors

DaveIR@icrinc.com

DAVE INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions except share and per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2021	2020	2021	2020
	(Unaudited)	(Unaudited)	(Unaudited)
Operating revenues:
Service based revenue, net	$38.1	$35.0	$142.2	$120.6
Transaction based revenue, net	3.1	0.5	10.8	1.2

Total operating revenues, net	41.2	35.5	153.0	121.8
Operating expenses:
Provision for unrecoverable advances	10.5	11.2	32.2	25.5
Processing and servicing fees	6.5	6.0	23.5	21.6
Advertising and marketing	12.6	15.4	51.5	38.0
Compensation and benefits	14.9	7.3	49.5	22.2
Other operating expenses	11.3	5.7	43.2	15.9

Total operating expenses	55.8	45.6	199.9	123.2

Other (income) expenses:
Interest expense (income), net	1.3	(0.1)	2.2	(0.5)
Legal settlement and litigation expenses	0.7	3.5	1.7	4.5
Other strategic financing and transactional expenses	—	0.1	0.3	1.4
Changes in fair value of derivative asset on loans to stockholders	(1.7)	—	(34.8)	—
Changes in fair value of warrant liability	0.2	—	3.6	—

Total other (income) expense, net	0.5	3.5	(27.0)	5.4

Net loss before provision for income taxes	(15.1)	(13.6)	(19.9)	(6.8)

Provision for income taxes	0.1	21.0	0.1	0.2

Net loss	$(15.2)	$(34.6)	$(20.0)	$(7.0)

Net loss per share:
Basic	$(0.15)	$(0.36)	$(0.20)	$(0.08)

Diluted	$(0.15)	$(0.36)	$(0.20)	$(0.08)

Weighted-average shares used to compute net loss per share
Basic	102,804,665	97,070,436	100,839,231	90,986,048

Diluted	102,804,665	97,070,436	100,839,231	90,986,048

DAVE INC. AND SUBSIDIARY

LIQUIDITY AND CAPITAL RESOURCES

(in millions)

	December 31,	December 31,
	2021	2020
	(Unaudited)
Cash and cash equivalents	$32.0	$4.8
Marketable securities	8.2	17.7
Working capital	31.6	45.2
Total stockholders’ deficit	(33.4)	(22.3)

	Twelve Months Ended
	December 31,
	2021	2020
	(Unaudited)
Cash (used in) provided by:
Operating activities	$(40.7)	$(9.1)
Investing activities	3.0	3.4
Financing activities	65.0	4.2

Net increase (decrease) in cash, cash equivalents and restricted cash	$27.3	$(1.5)

DAVE INC. AND SUBSIDIARY

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA

(in millions)

(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2021	2020	2021	2020
Net loss	$(15.2)	$(34.6)	$(20.0)	$(7.0)
Interest expense (income), net	1.3	(0.1)	2.2	(0.5)
Provision for income taxes	0.1	21.0	0.1	0.2
Depreciation and amortization	1.0	0.4	3.0	1.8
Stock-based compensation	1.0	0.6	7.4	1.5
Legal settlement and litigation expenses	0.7	3.5	1.7	4.5
Other strategic financing and transactional expenses	—	0.1	0.3	1.4
Changes in fair value of derivative asset on loans to stockholders	(1.7)	—	(34.8)	—
Changes in fair value of warrant liability	0.2	—	3.6	—

Adjusted EBITDA	$(12.6)	$(9.1)	$(36.5)	$1.9

DAVE INC. AND SUBSIDIARY

RECONCILIATION OF TOTAL OPERATING REVENUES, NET TO NON-GAAP OPERATING REVENUES

(in millions)

(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2021	2020	2021	2020
Operating revenues, net	$41.2	$35.5	$153.0	$121.8
ExtraCash origination and ATM-related fees	1.0	1.0	4.6	3.6

Non-GAAP operating revenues	$42.2	$36.5	$157.6	$125.4

RECONCILIATION OF TOTAL OPERATING EXPENSES TO NON-GAAP OPERATING EXPENSES

(in millions)

(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2021	2020	2021	2020
Operating expenses	$55.8	$45.6	$199.9	$123.2
Non-variable operating expenses	(33.8)	(26.8)	(126.4)	(72.1)

Non-GAAP operating expenses	$22.0	$18.8	$73.5	$51.1

CALCULATION OF NON-GAAP VARIABLE PROFIT

(in millions)

(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2021	2020	2021	2020
Non-GAAP operating revenues	$42.2	$36.5	$157.6	$125.4
Non-GAAP operating expenses	(22.0)	(18.8)	(73.5)	(51.1)

Non-GAAP variable profit	$20.2	$17.7	$84.1	$74.3

Non-GAAP variable profit margin	48%	48%	53%	59%